SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIPMAN ELECTRONIC ENGINEERING LTD.
(Exact name of registrant as specified in its charter)

Israel	N.A.
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
11 Haamal Street Park Afek Rosh Haayin Israel	48092
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-111849

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, nominal value NIS 1.00 per share
(Title of class)

Item 1.    Description of Registrant's Securities to be Registered

A description of the Ordinary Shares of LIPMAN ELECTRONIC ENGINEERING LTD. (the "Registrant") is set forth under the caption "Description of Ordinary Shares" on page 57 as contained in the Prospectus included in the Registration Statement on Form F-1 (File No. 333-111849) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission on January 12, 2004, which is hereby incorporated herein by reference for all purposes.

Item 2.    Exhibits

1.	Memorandum of Association of the Registrant previously filed as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference.

2.	Articles of Association of the Registrant previously filed as Exhibit 3.2 to the Registration Statement and is incorporated herein by reference.

3.	Specimen of Certificate for Ordinary Shares previously filed as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

The Registrant hereby further incorporates by reference herein the description of the Ordinary Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIPMAN ELECTRONIC ENGINEERING LTD.
By: /s/ Isaac Angel
Isaac Angel President and Chief Executive Officer

Dated: January 12, 2004